                                                                    Exhibit 10.8



September 7, 1999


Mr. Zia Chishti
Align Technology, Inc.
442 Potrero Avenue
Sunnyvale, CA 94086

Re:  Joint Development Program



Dear Mr. Chishti::

Reference is made to earlier discussions and joint work between personnel of 3D Systems, Inc. ("3D") with personnel of Align Technology, Inc. ("ALIGN") and the December 14, 1998 and January 9, 1999 Confidentiality and Non-Disclosure Agreements between these two organizations in which both corporations pledged to safeguard and not disclose the Confidential Information of the other.

In those earlier discussions, the ALIGN personnel outlined ALIGN's extensive experience with build styles to make dental alignment tools. The 3D personnel outlined 3D's research experience and marketing efforts regarding its SLA 7000 imaging system technology, including but not limited to its special stereolithographic build styles.

It is now anticipated that joint laboratory testing and analysis of the testing results will be conducted at both 3D's and ALIGN's facilities dining the next twelve (12) months studying the efficacy of 3D's SLA 7000 imaging system with respect to ALIGN's total build style and speed in making dental alignment tools.

Therefore, 3D and ALIGN wish to enter into a joint development program. The primary objective of this program will be to jointly develop special build styles for use on the SLA 7000 imaging system that will produce dental alignment tools. Other objectives will be to share system technological information on how to reduce "dead" time in the SLA 7000 imaging system, and to otherwise make the building of such tools more efficient.

In consideration of the premises set forth above, 3D and ALIGN agree to the following conditions for this joint development program.

1.   Term of Agreement
     -----------------

This agreement shall be in effect for a period of one (1) year from the date of full execution of this Letter Agreement, after which period the results of the program will be reviewed and a joint

Align Technology, Inc.
Page 2 of 6

determination of additional work, if any, or further Agreements, if any, will be made. 3D and ALIGN may before or at that time extend or renew this Agreement by a written document on mutually acceptable terms.

2.   Work Agenda
     -----------

The agreed to planned project and milestone chart for this development work is attached hereto as Appendix A. Immediately upon full execution of this Agreement, representatives from both 3D and ALIGN will periodically meet to discuss a detailed work agenda in line with the planned project and milestone chart. Work will then proceed according to that mutually agreed upon agenda.

3.   Furnished Resources and Place of Work
     -------------------------------------

ALIGN and 3D agree to provide the necessary equipment at their respective facilities in Sunnyvale, California and Valencia, California for the development work. ALIGN and 3D agree that they will independently supply sufficient quantities of resin material for this development work. It is agreed that the work will be carried on at both ALIGN and 3D's facilities, as needed.

4.   Compensation
     ------------

Each party shall bear its own cost. 3D shall pay the substantial Non-Recurring Engineering costs necessary to reduce dead time and optimize build styles. In consideration of this, and to assure consistent quality and performance, ALIGN agrees to use only 3D supplied materials in its SLA imaging systems.

5.   Confidentiality of Information
     ------------------------------

     (a) Information exchanged between ALIGN and 3D under this Agreement may include business or technical information which is confidential to the respective parties (hereinafter referred to as Confidential Information). The parties agree to treat such Confidential Information received hereunder as follows:

          (1) The party receiving Confidential Information will exercise the same degree of care to prevent disclosure of the Confidential Information for the period specified below as it takes to preserve and safeguard its own Confidential Information but, in any event, no less than a reasonable degree of care.
          (2)   The obligations of the receiving party, contained in Paragraph
                (1) above, shall not apply to any Confidential Information which:
                a) is already known to the receiving party or is independently developed by it;

Align Technology, Inc.
Page 3 of 6

                b) is publicly available or becomes publicly available without a breach of agreement by the receiving party,

                c) is rightfully received by the receiving party from a third party;

                d) is furnished by the disclosing party to a third party without a similar restriction of the third party's rights;

                e) is not either (i) first disclosed in writing and identified thereon as confidential or proprietary, or (ii) if first disclosed orally, identified as confidential or proprietary at the time of oral disclosure, reduced to writing and identified thereon as confidential or proprietary by the disclosing party and the writing delivered to the receiving party within thirty (30) days after oral disclosure; or

                f) is the subject of a subpoena or a demand for production of documents in connection with any suit or arbitration proceeding, any administrative procedure or before a governmental or administrative agency.

          (3) All information which is deemed to be Confidential Information hereunder and which is disclosed by either party hereunder during the term hereof, shall be safeguarded as required by Paragraph (1) above by the receiving party for a period of five
                (5) yews from the date of disclosure, unless earlier specifically released by the disclosing party in a duly executed writing or made available from examination of a product made publicly available by the disclosing party.

          (4) Unless explicitly stated otherwise, in this Agreement, the parties agree that no party is under any obligation to disclose Confidential Information by virtue of this Agreement. The parties recognize that from time to time during the term of this Agreement one party may wish to disclose information of character which is considered by such party to be so highly proprietary that additional restrictions on use or disclosure must be agreed to by the receiving party prior to disclosure. In such event, the parties agree that such information shall not be subject to this Agreement, but that the parties shall attempt to negotiate a separate Agreement governing the disclosure of such information prior to its disclosure.

          (5) In the event of a breach of any of the obligations stated in this Confidentiality Clause, the injured party may proceed against the other party in law or in equity for such damages or other relief as a court may deem appropriate, consequential and indirect damages excepted.

Align Technology, Inc.
Page 4 of 6

6.   Ownership of Developed Know-How
     -------------------------------

All know-how resulting from this joint development effort will be jointly owned, provided that jointly developed know-how related specifically to dental alignment shall only be used by 3D and ALIGN themselves and not by or through third parties. ALIGN shall we such inventions directly internally or indirectly by having 3D provide the required dental alignment tools for ALIGN. 3D owns all know-how, inventions, and patents issuing thereon for 3D's work carried out prior to the starting date of this joint effort. ALIGN owns all know-how, inventions, and patents issuing thereon for ALIGN'S work carried out prior to the starting date of this joint effort.

7.   Patentable Inventions
     ---------------------

Any patentable invention, made under this agreement shall be owned by the party making it, if a sole inventor or jointly with the other party if jointly made. However, joint inventions related specifically to dental alignment shall only be used by 3D and ALIGN themselves and not by or through third parties. ALIGN shall use such inventions directly internally or indirectly by having 3D provide the required dental alignment tools for ALIGN. The parties agree to cooperate in executing any necessary patent documents for filing for patent protection on such inventions. Each party agrees to cooperate, at the other party's reasonable request, in the preparation of patent applications and in executing patent documents for obtaining patent protection on such inventions. The cost of preparing, filing, and prosecuting patent applications will be borne by the party owning the patent rights.

8.   3D's Right to Market Jointly Developed Know-How and Patents
     -----------------------------------------------------------

With respect to any ALIGN sole invention or any ALIGN interest in any Joint Invention made in connection with or which is a result of any exchange of Confidential Information between ALIGN and 3D, ALIGN hereby grants to 3D a permanent and royalty-free non-exclusive license to use the same in its own operations and a permanent and royalty bearing right to grant sublicenses to third parties to use the same at a reasonable royalty to be agreed upon by and between ALIGN and 3D.

With respect to any 3D sole inventions or any 3D interest in any Joint Invention made in connection with or as a result of any exchange of Confidential Information between ALIGN and 3D, 3D hereby grants to ALIGN a non-exclusive, royalty-free and permanent license to use the same in its own operations, with no right to grant sublicenses to third parties.

9.   Independent Contractors
     -----------------------

Each party will perform its obligation as an independent contractor and will be solely responsible for its own financial obligations. This Agreement will not create a joint venture, partnership, or

Align Technology, Inc.
Page 5 of 6

principal and agent relationship between the parties. Neither party will have the authority or will represent that it has the authority to assume or create any obligation, express or implied, on behalf of the other, except as expressly provided in this Agreement.

10.  Liability for Injury
     --------------------

Each party will indemnify and hold the other party harmless from all loss and liability on account of claims of personal injury, death, and/or property damage resulting from any negligent act or omission by the party, including that party's agents, employees, or subcontractors in the course of performing this Agreement.

11.  Rights or Obligations
     ---------------------

No rights or obligations other than those expressly recited herein are to be implied from this Agreement. Nothing herein shall in any way affect the present or prospective rights of the parties under the patent and copyright laws of any country, or be construed as granting any license under any present or future patent or application therefor of any party, or preclude the marketing of any product of a party, except as provided by patents and copyrights.

12.  Assignment and Binding Effect
     -----------------------------

This Agreement may not be assigned by either party without the prior written consent of the other party, except to a successor of the total business of the assigning party, which consent shall not be unreasonably withheld. This Agreement shall be binding upon the parties hereto, their successors, legal representatives, and permitted assigns, and all parties that control, are controlled by, or are under common control of a party hereto.

13.  Governing Law
     -------------

This Agreement will be interpreted in accordance with the laws of the State of California.

14.  Termination
     -----------

Either party shall have the independent right to terminate this Agreement at any time, prior to its normal expiration date, by giving the other party a thirty
(30) day written notice to that effect. Paragraphs 5, 6, 7, 8, 10, 11, and 12 shall survive the termination or expiration of this Agreement.

15.  Entire Agreement
     ----------------

This is the entire Agreement between the parties relating to the subject matter hereof, and supersedes and replaces any prior agreements or understandings, written or oral, relating thereto.

Align Technology, Inc.
Page 6 of 6

This Agreement shall not be amended or modified except in a writing duly executed by officers or authorized representatives of the parties.

If ALIGN agrees to the foregoing, please sign and date both duplicate copies of this Letter Agreement and then return one copy to 3D. Upon 3D's receipt of the completely signed copy, this Agreement shall become a binding Agreement between 3D and ALIGN.

                                 Yours truly,

                                 3D SYSTEMS, INC.


                                 By:____________________________

                                 Title:_________________________

                                 Date:__________________________


ACCEPTED AND AGREED TO:

ALIGN TECHNOLOGY, INC.


By:_____________________________

Title___________________________

Date:___________________________

RD.jg
Attachment - Appendix A

                                  APPENDIX A

                    Planned Project and Milestone Chart for
                        Align Technology and 3D Systems
                  Joint Development of Optimized Build Style


8/30/99 Initial team meeting with Align Technology and 3D Systems in Valencia, California, to develop a solution approach (project plan) for optimizing the SLA 7000 system for Align's specific application requirements. The proposed plan places an SLA 7000 system (rental program) at Align's Sunnyvale facility. Align will have access to parameter freedom and specially developed build styles.

8/31/99   3D determines availability of personnel and equipment.

9/3/99 SL 5410 placed in SLA 500 system (3D, Valencia) to warm up in preparation for single hatch build run of 72 arcs. 72 arcs built on SLA 7000 system with 0.006" layer thickness and standard hatch style. Actual build time: 7:08.

9/7/99 Built 72 arcs with single hatch build style on SLA 500 system with SL 5410 to gain experience with the single hatch style. Built 72 arcs with custom developed (first iteration) of a single hatch style on the SLA 7000 system.9/8/99 3D eliminates some fill vectors and builds 72 arcs with single hatch style.

9/9/99 3D attempts to reduce "dead" time with software changes. Align makes payment of $26,000 for the first month rental fee for an SLA 7000 system rental under the 3D SLA Rental Program.

9/10/99   Proposed ship date for SLA 7000 rental system.

9/17/99   Proposed delivery and installation of SLA 7000 rental system at Align.

9/22/99   Technology installation of SLA 7000 system at Align complete.

9/23/99- Align continues work to optimize parameters on operating SLA 7000 10/25/99 system with at least weekly feedback to Scot Thompson at 3D during initial reporting period in preparation for a potential larger scale implementation.

                               SOFTWARE LICENSE

3D SYSTEMS INC.
------------------------------------------------------------------------------------------------------------------------------------
CUSTOMER ADDRESS                                                 INSTALLATION SITE ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

ALIGN TECHNOLOGY, INC.                                           ALIGN TECHNOLOGY, INC.
442 Potrero Avenue                                               442 Potrero Avenue
Sunnyvale, CA 94086                                              Sunnyvale, CA 94086
Attn: Len Hedge
Phone: (408) 738-1500
Facsimile: (408) 738-7150
------------------------------------------------------------------------------------------------------------------------------------
SOFTWARE INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
        ITEM              PRODUCT NO.                                     PRODUCT DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
         1                                   SLA 7000 Buildstation Software

         2                                   3D Lightyear Windows NT Part Preparation Software


------------------------------------------------------------------------------------------------------------------------------------
OFFER AND ACCEPTANCE
------------------------------------------------------------------------------------------------------------------------------------
                                                           PLEASE READ:
This document, when signed by Customer, is an acceptance by Customer to 3D's offer to license from 3D the Software listed above on the terms and conditions attached hereto. Please read all of the terms and conditions carefully. If accepted by 3D, an authorized officer will sign the Agreement in the space below and it will become a License Agreement.
------------------------------------------------------------------------------------------------------------------------------------
                        DATE PROPOSED                                           PROPOSAL VALID UNTIL
------------------------------------------------------------------------------------------------------------------------------------
OFFERED BY:                                                ACCEPTED BY:         3D SYSTEMS, INC.
                                                                                26081 Avenue Hall
                                                                                Valencia, California 91355
CUSTOMER NAME__________________________________                                 (805) 285-5600   FAX (805) 257-3205

BY:_________________________DATE_______________            BY__________________ DATE_______________________________

TITLE__________________________________________            TITLE___________________________________________________
------------------------------------------------------------------------------------------------------------------------------------

                                                          Number WR-083099JS-001
                          SOFTWARE LICENSE AGREEMENT
                              TERMS & CONDITIONS

                                                                     PAGE 2 OF 2


1. GENERAL PROVISION - 3D has developed proprietary computer programs and related information (Software) intended to increase the utilization and effectiveness of equipment manufactured by 3D. If either party believes that other matters beyond those covered in this Agreement, that party will
     (a) write them on the front of this Agreement or (b) staple a copy or description of them to this Agreement and initial them before signing; otherwise, they are not included as part of this Agreement for the license for the use of the Software. Provided Customer has signed this Agreement (or any Amendment to it), even if Customer's signature was after the proposal expiration date, this Agreement will become a binding contract when and if it is executed by an appropriate official of 3D in Valencia, California. If part of this contract is prohibited, the remainder of it will still be valid.

2. WARRANTY - 3D warrants that at the time of installation, the Software will perform in accordance with the specification as described in 3D's reference manuals when used on equipment manufactured by 3D. 3D agrees to promptly correct any faults, inaccuracies, inconsistencies or omissions in the Software, notified to 3D during the warranty period. The warranty period is one (1) year and shall start sixty (60) days after delivery to the carrier (F.O.B. 3D's Plant) or upon installation, whichever is sooner.
     THIS WARRANTY IS INSTEAD OF ANY OTHER WARRANTIES, SUCH AS MERCHANTABILITY OR FITNESS FOR INTENDED OR PARTICULAR PURPOSES.

3. INSTALLATION - 3D agrees to install the Software on 3D's manufactured equipment at the Customer location designated. 3D will be responsible for insuring that all 3D sample programs are functioning properly. It is the Customer's responsibility to acquire or create the required Software libraries for inclusion with the 3D Software, all CAD interfaces and for the total systems operation. Installation and maintenance will be performed by 3D between 8:00 am and 5:00 pm, Local Time, on normal working days. 3D and Customer will cooperate to satisfy any Customer security requirements and still allow full and free access to the Equipment.

4. PAYMENT - Payment and the amount of the one-time license and installation fees are included in that certain Proposal and Agreement for the purchase of 3D equipment referred to on the first page of this Agreement.

5. PATENTS - If anyone claims the Software infringes their U.S. Patent, copyright, trade secret or other proprietary right, 3D will indemnify and hold Customer harmless from any damages, judgments or settlements (including costs and reasonable attorneys' fees) resulting from the claim if Customer promptly notifies 3D in writing of the claim and permits 3D to elect to take over the defense of the action. If 3D takes over the defense, it may select the counsel and have the sole right to defend or settle the matter. 3D may substitute comparable non-infringing Software, or modify the Software (which still must meet the specification) to make it non-infringing, or obtain a right for the Customer to continue using the Software (all at 3D's expense). If the software is not as warranted, 3D's liability for damages resulting from this Agreement or any breach thereof, including liability for patent or copyright infringements or warrant of title, regardless of the form of action, shall not exceed the charges paid to 3D by Customer under this Agreement. Notwithstanding the foregoing, 3D shall not be obligated to defend or be liable for costs and damages for patent or copyright infringement if the infringement arises out of a claim based upon any portion of the UNIX Software, provided, however, that this exclusion does not apply to any additions or enhancements to the UNIX Software made by 3D.

     In the event the Software is used on equipment other than equipment manufactured by 3D, this Agreement shall forthwith terminate, the warranty shall be void, 3D shall have no liability to the Customer as a result of the Customer's use or non-use of the Software, and 3D shall have no obligation to install or repair the Software.

6. TITLE - Title to all Software, algorithms, derivations, modifications, and any and all reproductions thereof, remains in 3D and the Customer agrees to return all such material to 3D within thirty (30) days after the termination or expiration of this Agreement. None of the Software, algorithms, derivations, modifications or reproductions may be sublet, sublicensed, assigned, or any other interest transferred by the Customer without prior written consent of an officer of 3D. A nominal Re-Licensing fee may be charged upon approved authorization of transfer. Any attempt by Customer to sublet, sublicense, assign or transfer any of the rights, duties or obligations under this Agreement shall terminate this Agreement.

7. MODIFICATIONS - 3D may change the Software specifications at any time without notice as long as the modification(s) will not materially affect the performance of the Software.

8. USE - Customer agrees to limit the use of the Software and its derivations to use with the 3D equipment on which the Software is initially installed. Customer agrees that it shall not reverse compile or disassemble any portion of the Software. Customer will refrain from disclosing or permitting the transfer of this Software to any third parties without 3D's prior written consent. Customer agrees that all of these restrictions on the use of the Software are reasonable.

9. TERM - The term of the Software License shall begin on the date that this Agreement is executed by both parties and shall continue until canceled as provided herein.


     This Agreement and any licenses granted hereunder are subject to cancellation for cause by either party or for failure to comply with any terms and conditions herein; provided however, that the party in breach shall have sixty (60) days to cure such breach following written notification. This Agreement and any licenses granted hereunder are further subject to cancellation if the other party files or has filed against it any bankruptcy proceedings or makes an assignment for the benefit of creditors, or by Customer at any time upon sixty (60) days written notice to 3D.

10.  OTHER

     A. This Agreement will be interpreted under California law and both 3D and Customer will be subject to jurisdiction of state and federal courts in Los Angeles County, California.
     B. Both 3D and Customer will comply with all laws applicable to this Agreement.
     C. All notices given under this Agreement will be effective when received in writing. Notices to the Customer and 3D will be sent to the address on the front page of this Agreement. Either party can give notice of an address change.

11. COMPLETE AGREEMENT - Customer acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms and conditions. Further, Customer agrees that it is the complete and exclusive statement of this Agreement between the parties, which supersedes all proposals, printed provisions on subordinate Customer documents including purchase orders, oral or written Agreements, and all other communications between the parties relating to the subject matter of this Agreement.

                               RENTAL AGREEMENT
                                                                     PAGE 1 OF 4


3D CAPITAL CORPORATION

------------------------------------------------------------------------------------------------------------------------------------
          CUSTOMER ADDRESS                                                                INSTALLATION SITE ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
ALIGN TECHNOLOGY, INC.
442 Potrero Avenue                                                               ALIGN TECHNOLOGY, INC.
Sunnyvale, CA 94086                                                              475 Potrero Avenue
Attn: Len Hedge                                                                  Sunnyvale, CA  94086
Phone:  (408) 738-1500
Facsimile:  (408) 738-7150

------------------------------------------------------------------------------------------------------------------------------------
CONTACT NAME/TITLE                          TELEPHONE               CONTACT NAME/TITLE                   TELEPHONE
                                                                                                         (     )
------------------------------------------------------------------------------------------------------------------------------------
EQUIPMENT
------------------------------------------------------------------------------------------------------------------------------------
ITEM      MODEL                                 DESCRIPTION                                     LASER USAGE          BASE RENT
                                                                                                     FEE
------------------------------------------------------------------------------------------------------------------------------------
 1                       SLA 7000 Rental Program Consisting of:                                   UNLIMITED           $26,000

        SLA-7000         Stereolithography Apparatus
                         Buildstation software
                         3D Lightyear Windows NT part preparation software (including automatic support generation and QuickCast investment casting functionality)
                         two platforms
                         Training Credit (One Student)

        PCA-500          Post Cutting Apparatus

        SL-7510          Polymer Cilbatool SL 7510 (Initial VAT Fill) Use of Cibatool resins sold by 3D Systems is a requirement of this rental agreement.

                         (Service and Laser Refurbs included during term of Lease)

                         Freight, Freight Insurance, Installation, Packaging and Handling
                         included.

                         CUSTOMER SHALL HAVE THE OPTION TO PURCHASE ADDITIONAL SL 7510 RESIN
                         WITH A TWELVE PERCENT (12%) DISCOUNT PROVIDED CUSTOMER ISSUES A
                         BLANKET PURCHASE ORDER TO 3D SYSTEMS COMMITTING TO $125,000 IN
                         RESIN SALES OVER A TWELVE CONSECUTIVE MONTH PERIOD.
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      TOTAL AMOUNT
                                                                                      EXCLUSIVE OF TAXES
------------------------------------------------------------------------------------------------------------------------------------
NON-REFUNDABLE               PREPAYMENT DUE:              TAXABLE           TAX EXEMPT NO.        PREPARED BY: NAME AND PHONE
   DEPOSIT                                                [_] YES                                 Roger Peterson (861) 285-5800
   Waived                       $28,000                   [_] NO                                  Extension 2382

------------------------------------------------------------------------------------------------------------------------------------

OFFER AND ACCEPTANCE
------------------------------------------------------------------------------------------------------------------------------------
PLEASE READ: THIS RENTAL AGREEMENT IS SUBJECT TO THE TERMS AND CONDITIONS ATTACHED HERETO. NO OTHER TERMS AND CONDITIONS WILL APPLY.
PLEASE READ ALL TERMS AND CONDITIONS CAREFULLY. BY SIGNING BELOW CUSTOMER REPRESENTS THAT CUSTOMER HAS READ THE TERMS AND
CONDITIONS ATTACHED HERETO AND HAS ENTERED INTO THE RENTAL AGREEMENT PURSUANT TO SUCH TERMS AND CONDITIONS
------------------------------------------------------------------------------------------------------------------------------------
ACCEPTED BY:                                                              OFFERED/ACCEPTED BY:

__________________________________                                        3D Capital Corporation
 (TYPE OR PRINT CUSTOMER NAME)                                            26081 Avenue Hall
                                                                          Valencia, California 91355
By:______________________DATE_____                                        (881) 285-5600   FAX (881) 257-3205

                                                                          Roger Peterson, Director Credit and Leasing
__________________________________                                        -------------------------------------------
 (TYPE OR PRINT NAME AND TITLE)
------------------------------------------------------------------------------------------------------------------------------------

                               RENTAL AGREEMENT
                             TERMS AND CONDITIONS

On the terms and subject to the conditions of this Agreement, 3D Capital Corporation, it's successors, or assigns (collectively "3D"), hereby rents to Customer, and Customer hereby hires from 3D equipment specifically identified on the first page of this Agreement (the "Equipment").

1.   TERM OF THE AGREEMENT

     This Agreement shall be valid and binding from the date on which it has been accepted by 3D (the "Effective Date"), and shall remain in effect until all obligations of either party hereto have been fully performed or satisfied. The ("Acceptance Date") is the date that Customer accepts the Equipment as stated in the "Installation Acceptance" certificate. The "Rental Term" shall commence on the first day of the month following the month in which the Acceptance Date occurs (the "Commencement Date") and shall continue on a month-to-month basis thereafter.

     Either party may terminate the Rental Term at any time upon providing written notice to the other, specifying the date of such termination, however, in no event shall said notice be less than 30 days prior to the date of termination.

2.   DELIVERY AND INSTALLATION

     3D shall deliver and install the Equipment at the Installation Site set forth on the first page of this Agreement not later than ninety (90) days after the Effective Date. Customer shall prepare the Installation Site, at its own expense, in accordance with 3D's site specifications no later than thirty (30) days prior to the scheduled delivery date. Customer shall assume responsibility for compliance with all laws and shall obtain, at its own expense, any permits required for installation and use.

     Upon expiration or termination of the Rental Term, Customer shall relinquish possession of the Equipment to 3D personnel for preparation and subsequent shipment to 3D. Any damage or excessive wear found by 3D personnel shall be paid by Customer at 3D's then current replacement and or repair costs, including labor. All packing and freight charges shall be at 3D's expense.

3.   MONTHLY CHARGES

     Upon the Effective Date Customer agrees to pay to 3D the "Deposit" and the first month's "Base Rent" as specified on the face of this Agreement. Late charges of five percent (5%) per month shall be applied to any invoice not paid within ten (10) days.

     "Interim Rent" shall be due and payable on the Commencement Date in an amount equal to 1/30th of the Base Rent times the number of days elapsed from and including the Acceptance Date to and excluding the Commencement Date.

     After the first month, and during the Rental Term, Customer agrees to pay to 3D the Base Rent as set forth on the face of this Agreement. The Base Rent will be invoiced at the beginning of each monthly period of the Rental Term, and payment is due upon receipt of the invoice.

     Monthly laser usage which exceeds the "Laser Hours" specified on the face of the Agreement will be subject to additional fees. Such additional fees, if any, will be calculated by multiplying the number of laser hours in excess of the Laser Hours specified on the face of the Agreement times the "Laser Usage Fee" specified on the face of the Agreement, and will be added to the succeeding months invoice. Said additional fees, if any, are dependent upon accurate laser meter readings. Customer must take and forward to 3D an accurate and timely meter reading on the last day of each monthly period.

     Any deductions of laser hours for down time must be approved by 3D Field Support Personnel and supported by Field Service Reports. Upon prior notice, 3D shall have reasonable access to the Equipment to monitor the meter readings.

     Customer shall pay for the usage and replenishment of Polymers at their then stated market prices.

4.   TAXES

     Customer shall pay all applicable federal, state and local sales, use, property or other taxes arising on charges hereunder or from the use of the

Equipment. 3D shall be responsible for taxes based on its income generated from this Agreement.

5.   OWNERSHIP

     The Equipment is and shall remain 3D's property and may be removed from Customer's premises by 3D or its duly authorized agents at any time after termination or expiration of the Rental Term. This Agreement constitutes a Rental o bailment of the Equipment and shall not in any way be deemed a sale or the creation of a security interest. Customer shall not have or at any time acquire, any right, title or interest in or to the Equipment, except the right to possession and use as provided for in this Agreement. All installations, replacements, or substitutions of parts or accessories with respect to the Equipment shall constitute accession and shall become part of the Equipment and shall be similarly owned by 3D. If deemed necessary by 3D, 3D may execute a UCC-1 Financing Statement (to be filed by 3D in the office of the appropriate Secretary of State) as an acknowledgement that the Equipment in the custody of Customer is owned by 3D. Customer shall not move the Equipment from the installation site without the expressed written permission of 3D.

6.   MAINTENANCE

     3D shall service the Equipment as required. Customer shall have access to 3D's toll free customer support line, from 6:00 a.m. to 6:00 p.m. (Mountain
Time), in order to report any problems Customer may encounter in the operation of the Equipment. Customer agrees to give 3D access to the Equipment when necessary for maintenance. Maintenance occasioned by the negligence of Customer, or by the use of attachments not provided and installed by 3D, or by any abnormal use, or by movement of the Equipment to another location is not covered by the Maintenance Agreement and Customer agrees to pay for such services at 3D's then current rates.

7.   ALTERATIONS AND ATTACHMENTS

     No alterations or attachments to the Equipment shall be made without 3D's prior written consent. If Customer makes any alterations or additions to the Equipment, Customer shall remove, at its own expense, such alterations or attachments and restore the Equipment to its previous condition, upon receipt of notice from 3D.

8.   RISK OF LOSS AND INSURANCE

     Customer agrees that upon the delivery of the Equipment to the Installation Site and continuing until the Equipment is returned to 3D, Customer is responsible for any and all loss or damage thereto, regardless of the cause thereof. If any item of the Equipment is damaged, destroyed or lost, Customer shall be liable for the cost of repairing that item by 3D, or if 3D determines, in its sole discretion, that repair cannot be made or is not practical, Customer shall be liable for the replacement cost of the item of Equipment, less any insurance proceeds received by 3D. 3D is not obligated to replace damaged, destroyed or lost Equipment and upon such an occurrence, 3D has the right to terminate the Rental Term.

     Customer shall assume the risk of and hold 3D, its directors, officers, employees, agents and assignees harmless from and against any and all loss, liability, claim, cost, damage or expense of any kind or nature caused directly or indirectly by the use, performance, deficiency, defect in or inadequacy of
(i) any item of the Equipment, or (ii) the products, parts and/or services created by or arising from the use of the Equipment.

     Customer shall maintain at its own expense comprehensive general liability insurance and broad form contractual liability insurance, issued by companies satisfactory to 3D. Such insurance shall be for primary coverage and shall have limits of no less the $500,000 for each person, $1,000,000 for each occurrence and $500,000 for property damage per each occurrence. The property damage coverage must cover the Equipment of 3D held in the custody, care and control of the Customer and such policy must designate 3D as a named insured thereunder. Customer shall submit to 3D, no later than 15 days prior to the date the Equipment is to be delivered to Customer, an insurance certificate evidencing compliance with the required coverage.

     Customer shall notify 3D, within two days of the occurrence thereof, of any accident, incident, damage, destruction, loss or other similar occurrence concerning the Equipment.

9.   INDEMNIFICATION

     Customer agrees to indemnify, defend and hold harmless 3D, its directors, officers, employees, agents and assignees from any loss, damage, claim, liability and expense (including reasonable attorneys' fees and other expenses of litigation) arising from or related to acts of commission or omission by Customer under this Agreement. This indemnity provision shall survive the termination of the Rental Term of this Agreement.

     3D agrees to defend Customer in any suit brought against Customer alleging that the Equipment rented hereunder, uncombined with non-3D equipment, directly infringes upon a United States patent owned by others, provided 3D is promptly notified, given the assistance required and permitted to direct the defense. Further, 3D shall pay any final judgment, based on such infringement, rendered in such suit by a court of last resort, but shall not be responsible for settlements or costs incurred without its consent. If Customer's use of such Equipment is enjoined, or if 3D desires to minimize its liability hereunder, 3D may at its option either: (i) substitute other equally suitable equipment; (ii) modify the Equipment so that it no longer infringes; (iii) obtain for Customer the right to continue use; or (iv) take back the equipment, releasing Customer from the obligation of paying rentals not yet due. The foregoing states the entire liability of 3D for patent infringement. No indemnity shall apply to equipment made or modified to Customer's own specifications or design, nor for any infringement caused solely by the combination of the Equipment with any other apparatus by Customer.

10.  ASSIGNMENT

     Customer shall not assign, transfer or pledge all or any part of this Agreement nor sell, rent or lend all or any item of the Equipment or permit it to be used by anyone other than Customer and any effort by Customer to do so shall be void and without effect. Without notifying Customer, 3D may assign this Agreement or any rights, title, interests or obligations thereunder at any time. If 3D assigns this Agreement, 3D's assignee shall have all the rights, powers, privileges and remedies of 3D set forth in this Agreement.

11.  NON-DISCLOSURE

     Customer shall not disclose any of 3D's confidential information to third persons or use such information for Customer's own benefit or the benefit of others or use such information in any way that is adverse to 3D's interest. Confidential information shall include any of 3D's developments, inventions, business knowledge, know-how, discoveries, production methods and any and all other confidential or proprietary information which may be disclosed to Customer in connection with the installation, maintenance and use of the Equipment.

12.  SOFTWARE LICENSE
     Concurrent with executing this Agreement, Customer shall enter into a Software License Agreement with 3D in the form attached hereto.

13.  DELAY

     3D shall not be liable for delays in manufacture, delivery or maintenance due to causes beyond its control, including without limitation, acts of God, strikes and difficulties in obtaining materials or labor. In the event of such delay, 3D's obligation to deliver the Equipment shall be extended for a reasonable period or, if measurable, a period equal to the time lost by such delay.

14.  DEFAULT

     A default under this Agreement shall be deemed to have occurred if Customer has breached or failed to comply with a provision of this Agreement and such breach or noncompliance continues in effect for 5 days. Customer shall also be deemed in "default" under this Agreement: (i) upon the commencement by or against Customer of any proceeding in Bankruptcy or similar law; (ii) upon the appointment of a receiver for Customer; (iii) if Customer is adjusted insolvent; or (iv) if any substantial part of Customer's property is or becomes subject to seizure, levy, assignment or sale for or by any creditor or governmental agency without being released or satisfied within 10 days thereafter. Upon default by Customer, 3D may in addition to its other rights and remedies at law or equity, terminate this Agreement, sue Customer for and recover all charges and other payments under this Agreement then accrued and unpaid and/or take possession of any or all the Equipment and Software provided under or in conjunction with this Agreement, without demand or notice, wherever the same may be located, without any court order or other process of law.

15.  GENERAL PROVISIONS

     The remedies of 3D set forth in this Agreement shall be cumulative and in addition to remedies existing in equity or law. If any provision of this Agreement is held to be invalid or unenforceable, the remainder of this Agreement shall remain valid and in full force and effect. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Attorneys' fees incurred by either party in enforcing the terms and provisions of this Agreement shall be borne by the losing party in such a proceeding. In no event shall 3D be liable for any consequential or incidental damages, including, but not limited to, loss of profits, arising under this Agreement. All notices required to be given under this Agreement shall be made in writing and sent by registered or certified mail or other means agreed upon by the parties, to the addresses listed herein. Any amendments, changes or modifications of this Agreement shall not be valid unless made in writing and signed by both parties. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE IN, AND TO BE PERFORMED WITHIN, SAID STATE. 3D AND CUSTOMER IRREVOCABLY WAIVE ANY OBJECTION TO ANY ACTION PERTAINING TO THIS AGREEMENT BEING BROUGHT IN FEDERAL OR STATE COURTS IN LOS ANGELES COUNTY, CALIFORNIA AND ANY CLAIM THAT SUCH ACTION WAS BROUGHT IN AN INCONVENIENT FORUM.

16.  WARRANTY

     EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, 3D MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, AND SHALL NOT, BY VIRTUE OF HAVING RENTED THE EQUIPMENT COVERED BY THIS AGREEMENT, BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY AS TO THE MERCHANTABILITY, DESIGN, FITNESS FOR ANY PARTICULAR PURPOSE, OR CONDITION OF THE EQUIPMENT, OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN.

17.  COMPLETE AGREEMENT

     This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreements, understandings and communications relating to the subject matter of this Agreement.